Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-250961) pertaining to the BD Caribe LTD Savings Incentive Plan (SIP) for Employees of Becton Dickinson Caribe LTD of our report dated June 29, 2022, with respect to the financial statements of the BD Caribe LTD Savings Incentive Plan (SIP) for Employees of Becton Dickinson Caribe LTD included in this Annual Report (Form 11-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP New York, New York
June 29, 2022